Exhibit 23








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002 relating to the financial statements, which appears in 2001 Annual Report to Shareholders of Ford Motor Company on Form 10-K for the year ended December 31, 2001.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
November 13, 2002